EXHIBIT 21.1


                         SUBSIDIARIES OF THE REGISTRANT

                                                                     Jurisdiction of
                                                                    incorporation or     % of Voting Securities Held
                Name of Corporation                                   organization         at December 31, 2003(a)
                -------------------                                   ------------         -----------------------


  Kronos Canada, Inc.                                            Canada                            100
  Kronos International, Inc.                                     Delaware                          100
    Kronos Titan GmbH                                            Germany                           100
      Unterstutzungskasse Kronos Titan-GmbH                      Germany                           100
    Kronos Chemie-GmbH                                           Germany                           100
    NL Industries Chemie, GmbH                                   Germany                           100
    Kronos World Services S.A./N.V.                              Belgium                           100
    Societe Industrielle du Titane, S.A.                         France                             94
    Kronos Limited                                               United Kingdom                    100
    Kronos Denmark ApS                                           Denmark                           100
      Kronos Europe S.A./N.V.                                    Belgium                           100
        Kronos B.V.                                              Holland                           100
    Kronos Norge A/S                                             Norway                            100
      Kronos Titan A/S                                           Norway                            100
      Titania A/S                                                Norway                            100
        The Jossingfjord Manufacturing Company A/S               Norway                            100
    Kronos Invest A/S                                            Norway                            100
  Kronos Louisiana, Inc.                                         Delaware                          100
    Kronos (US) Inc.                                             Delaware                          100
    Louisiana Pigment Company, L.P.                              Delaware                           50



(a) Held by the Registrant or the indicated subsidiary of the Registrant